EXHIBIT 23.6
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement on Form S-4/A (No. 333-141695) of Exterran Holdings, Inc. of our report dated April 26, 2007 with respect to the financial statements of WilPro Energy Services (El Furrial) Limited, included in the Annual Report (Form 10-K/A) of Hanover Compressor Company for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Tulsa, Oklahoma
July 3, 2007